                                                                     EXHIBIT 8.1

                      [LETTERHEAD OF SHEARMAN & STERLING]



                              September 28, 1998

Waste Management, Inc.
1001 Fannin, Suite 4000
Houston, TX  77002


                    Merger of Ocho Acquisition Corporation
                                 with and into
                     Eastern Environmental Services, Inc.
                    --------------------------------------

Ladies and Gentlemen:

        We have acted as special counsel to Waste Management, Inc., a Delaware corporation (the "Parent") in connection with (i) the proposed merger (the "Merger") of Ocho Acquisition Corporation, a Delaware corporation (the "Sub") which is a wholly-owned, directly held subsidiary of Parent with and into Eastern Environmental Services, Inc., a Delaware corporation (the "Company") and
(ii) the Registration Statement on Form S-4 of Parent (the "Registration Statement") relating to the Merger. The Merger will be effected pursuant to an Agreement and Plan of Merger, dated as of August 16, 1998 (the "Merger Agreement"), among the Parent, the Sub and the Company. Unless otherwise defined, capitalized terms used herein have the meaning assigned to them in the Merger Agreement.

        In delivering our opinion, we have reviewed the Merger Agreement and the documents attached as Exhibits thereto and have assumed that the representations and warranties therein are true and correct and that the parties have complied with and, if applicable, will comply with the covenants contained therein. We have reviewed the Proxy Statement/Prospectus of Parent (which forms a part of the Registration Statement) and the Proxy Statement/Prospectus of the Company and have assumed that the factual statements therein are and will remain true, correct and complete. Any variation or difference in the facts from those set forth either herein or in the Registration Statement or Proxy Statement/

Waste Management, Inc.
                                                            September 28, 1998



Prospectus of the Company may affect the conclusions stated herein. In addition, we have assumed that representations will be made by the Parent and the Company in letters to us substantially in the forms attached hereto and have assumed that such representations will be true and accurate as of the Effective Time.

        Based upon the foregoing, in reliance thereon and subject thereto, and based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service, and other administrative pronouncements, all as in effect on the date hereof, and assuming that the Merger and related transactions will take place in accordance with the terms of the Merger Agreement, it is our opinion that:

        1. The Merger will be treated for United States federal income tax purposes as a reorganization qualifying under the provisions of Section
368(a) of the Code; and

        2. Each of the Parent, the Sub and the Company will be a party to the reorganization within the meaning of Section 368(b).

        It is also our opinion that each of the discussions in the Registration Statement under the captions "SUMMARY -- The Merger -- Certain Federal Income Tax Consequences" and "THE MERGER -- Certain Federal Income Tax Consequences," insofar as each relates to matters of United States federal income tax law, is a fair and accurate summary of such matters. We express no opinion (i) as to whether such descriptions address all of the United States federal income tax consequences of the Merger that may be applicable to the Company, the Parent or any particular Company stockholder or (ii) as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Registration Statement under the captions "SUMMARY -- The Merger -- Certain Federal Income Tax Consequences" and "THE MERGER --Certain Federal Income Tax Consequences." There can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

        No opinion is expressed as to any matter not specifically addressed above, including the accuracy of the representations or reasonableness of the assumptions relied upon by us in rendering the opinion set forth above. Our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in United states federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.

Waste Management, Inc.                                  September 28, 1998


          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Shearman & Sterling under the captions "THE MERGER--Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Registration Statement.


                                                Very truly yours,


                                                /s/ Shearman & Sterling


                                                SHEARMAN & STERLING
MKW/AFS/jm

                  EASTERN ENVIRONMENTAL REPRESENTATION LETTER


                                              ____________, 1998



Shearman & Sterling
599 Lexington Avenue
New York, New York 10022-4676

Ladies and Gentlemen:

          On behalf of Eastern Environmental Services, Inc., a Delaware corporation (the "Company"), the undersigned, in connection with the opinion to be delivered by you pursuant to section 8.3(b) of the Agreement and Plan of Merger (the "Agreement"; terms used but not defined herein have the meanings ascribed to them in the Agreement) dated as of August 16, 1998 among Ocho Acquisition Corporation ("Sub"), a Delaware corporation and a direct wholly-owned subsidiary of Waste Management, Inc., a Delaware corporation ("Parent"), hereby certifies that, to the extent the facts relate to the Company (other than representation number 7) to his knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary, and with respect to representation number 7, to the extent without knowledge to the contrary,

          1. The fair market value of the Parent Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock exchanged in the Merger.

          2. At least 50 percent of the value of the shareholders' proprietary interests in the Company will be preserved as a proprietary interest in Parent received in exchange for Company Common Stock. For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger: (i) an extraordinary distribution is made with respect to the stock of the Company; (ii) a redemption or acquisition of stock of the Company is made by the Company or a person related to the Company; (iii) Parent or a person related to Parent acquires stock of the Company for consideration other than Parent stock; or (iv) Parent redeems its stock issued in the Merger. Any reference to Parent or the Company includes a reference to any successor or predecessor of such corporation, except that the Company is not treated as a predecessor of Parent. A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in Section 304(a)(2) of the Code (disregarding Treas. Reg. (S)1.1502-80(b)), in either case whether such relationship exists immediately before or immediately after the acquisition. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used in this representation letter, the term "partnership" shall have the same meaning given to it in
Section 7701(a)(2) of the Code.

          3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of the Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Sub to dissenters, amounts paid by the Company or Sub to shareholders who receive cash or other property, amounts used by the Company or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Sub, respectively, immediately prior to the Merger.

          4. The Company has no present plan or intention to issue additional shares of its stock that, assuming the Merger is consummated, would result in Parent losing control of the Company within the meaning of section 368(c) of the Internal Revenue Code. For this purpose, the term "control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

          5. Each of the Parent, Sub, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

          6. There is no intercorporate indebtedness existing between Parent and the Company, or between Sub and the Company, that was issued, acquired or will be settled at a discount.

          7. Following the Merger, Company will continue its historic business or use a significant portion of its historic assets in a business.

          8. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company, as defined in section 368(c) of the Internal Revenue Code.

          9. The Company is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

          10. On the date of the Merger, the fair market value of the assets of the Company will exceed its liabilities plus the amount of liabilities, if any, to which the assets are subject.

          11. The Company is not under the jurisdiction of a court in a Title 11 or similar case, within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

          12. In the Merger, shares of Company stock representing control of the Company, as defined in section 368 (c) of the Code, will be exchanged solely for voting stock of Parent; for purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.

          13. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of the shares of Company Common Stock held by such shareholder-employees.

          I understand that Shearman & Sterling, as counsel for Parent, will rely on this representation letter in rendering its opinion concerning certain of the federal income tax consequences of the Merger, and I hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.

                                         EASTERN ENVIRONMENTAL
                                         SERVICES, INC.

                                         BY:
                                             -------------------------
                                             Name:
                                             Title:


NYDOCS03/427700

                     WASTE MANAGEMENT REPRESENTATION LETTER

                                                ____________, 1998


Shearman & Sterling
599 Lexington Avenue
New York, New York 10022-4676


Ladies and Gentlemen:

          On behalf of Waste Management, Inc., a Delaware corporation ("Parent") and Ocho Acquisition Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), the undersigned, in connection with the opinion to be delivered by you pursuant to section 8.3(b) of the Agreement and Plan of Merger (the "Agreement"; terms used but not defined herein have the meanings ascribed to them in the Agreement) dated as of August 16, 1998 among Sub, Parent, and Eastern Environmental Services, Inc., a Delaware corporation (the "Company") hereby certifies that, to the extent the facts relate to Parent and Sub to his knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary,

          1. The fair market value of the Parent Common Stock and other consideration received by each shareholder of the Company will be approximately equal to the fair market value of the Company Common Stock exchanged in the Merger.

          2. At least 50 percent of the value of the shareholders' proprietary interests in the Company will be preserved as a proprietary interest in Parent received in exchange for Company Common Stock. For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger: (i) an extraordinary distribution is made with respect to the stock of the Company; (ii) a redemption or acquisition of stock of the Company is made by the Company or a person related to the Company; (iii) Parent or a person related to Parent acquires stock of the Company for consideration other than Parent stock; or (iv) Parent redeems its stock issued in the Merger. Any reference to Parent or the Company includes a reference to any successor or predecessor of such corporation, except that the Company is not treated as a predecessor of Parent. A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in Section 304(a)(2) of the Code (disregarding Treas. Reg. (S)1.1502-80(b)), in either case whether such relationship exists immediately before or immediately after the acquisition. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used in this representation letter, the term "partnership" shall have the same meaning given to it in
Section 7701(a)(2) of the Code.

          3. Following the Merger, the Company will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Sub's net assets and at least 70 percent of the fair market value of the Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Sub to dissenters, amounts paid by the Company or Sub to shareholders who receive cash or other property, amounts used by the Company or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Company will be included as assets of the Company or Sub, respectively, immediately prior to the Merger.

          4. Prior to the Merger, Parent will be in control of Sub within the meaning of section 368(c) of the Code. For this purpose, the term "control" means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

          5. Parent has no present plan or intention to cause the Company to issue additional shares of its stock that, assuming the Merger is consummated, would result in Parent losing control of the Company within the meaning of section 368(c) of the Internal Revenue Code.

          6. Parent has no plan or intention to reacquire any of its stock issued in the Merger.

          7. Parent has no plan or intention to liquidate Company; to merge Company with or into another corporation; to sell or otherwise dispose of the stock of Company except for transfers of stock to corporations controlled by Parent; or to cause Company to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Company.

          8. Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities, in the Merger.

          9. Each of the Parent, Sub, the Company and the shareholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

          10. There is no intercorporate indebtedness existing between Parent and the Company, or between Sub and the Company, that was issued, acquired or will be settled at a discount.

          11. Following the Merger, Parent will cause Company to continue its historic business or use a significant portion of its historic assets in a business.

          12.  Neither Parent nor Sub is an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

          13. On the date of the Merger, the fair market value of the assets of the Company will exceed its liabilities plus the amount of liabilities, if any, to which the assets are subject.

          14. The Company is not under the jurisdiction of a court in a Title 11 or similar case, within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

          15. In the Merger, shares of Company stock representing control of the Company, as defined in section 368 (c) of the Code, will be exchanged solely for voting stock of Parent; for purposes of this representation, shares of Company stock exchanged for cash or other property originating with Parent will be treated as outstanding Company stock on the date of the Merger.

          16. None of the compensation received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of the shares of Company Common Stock held by such shareholder-employees.


          17. Parent does not own, nor has it owned during the past five years, stock of Company in excess of 2% of the total outstanding shares of the Company Common Stock.

          18. The payment of cash in lieu of fractional shares of Parent Common Stock will be solely for purposes of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration.

          I understand that Shearman & Sterling, as counsel for Parent, will rely on this representation letter in rendering its opinion concerning certain of the federal income tax consequences of the Merger, and I hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time.


                                                WASTE MANAGEMENT, INC.


                                                BY:
                                                    --------------------------
                                                    Name:
                                                    Title: